Exhibit 32.2

I, James A. Lawrence, Vice Chairman and Chief Financial Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-Q/A of the Company for the fiscal quarter ended August 27, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 5, 2007

/s/ James A. Lawrence
James A. Lawrence Vice Chairman and Chief Financial Officer